                                                                 Exhibit 4.18(b)
                           EARLE M. JORGENSEN COMPANY

                      9 3/4% Senior Secured Notes due 2012

No. 2                                                                $1,565,000
                                                          CUSIP No. U2677P AB 5

          Earle M. Jorgensen Company, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of 1,565,000 Dollars on May 22, 2012 at the office or agency of the Company referred to below, and to pay interest thereon on December 1, 2002 and semi-annually thereafter, on June 1 and December 1 in each year, from December 1, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9 3/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date on which payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and premium, if any, on and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


         Dated: May 22, 2002                         EARLE M. JORGENSEN COMPANY

                                                     By_________________________
Attest:                                                Title:

____________________________
Authorized Signature

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          This Note is one of a duly authorized issue of securities of the
Company designated as its 9 3/4% Senior Secured Notes due 2012 (herein called the "Notes"), limited (except as described below and otherwise as provided in the Indenture referred to below) in aggregate principal of $250,000,000, that may be issued under a Senior Secured Notes Indenture (herein called the "Indenture") dated as of May 22, 2002 between the Company and The Bank of New York (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The interest rate on the Notes is subject to change in accordance with Section 1107 of the Indenture.

          Subject to compliance by the Company with Section 410 of the Indenture, the Company may, without the consent of the Holders, issue more notes under the Indenture on the same terms and conditions with the same CUSIP and/or other similar numbers as this Note in an unlimited principal amount (the "Additional Notes"); provided, however, that (i) not less than 75% of the net proceeds from any such issuance shall be invested in additional Collateral (as defined in the Indenture), and (ii) as of the issue date for the Additional Notes, the Company shall, and shall have caused each Restricted Subsidiary to perform at their sole cost and expense any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required in order to grant valid and perfected first-priority Liens (as defined in the Indenture) to the Trustee for the benefit of the Holders of the Notes on such additional Collateral. Any such Additional Notes that are actually issued will be treated as issued and outstanding Notes (and as the same series as the initial Notes) for all purposes of the Indenture.

          The Company, at its option, may redeem the Notes as a whole, or from time to time in part, on or after June 1, 2007, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below (in each case together with accrued and unpaid interest, if any, up to the Redemption Date):

        If redeemed during the 12-month
               period beginning June 1,                      Redemption Price
               2007 .....................                            104.875%
               2008 .....................                            103.250%
               2009 .....................                            101.625%
               2010 and thereafter ......                            100.000%

          Notwithstanding the foregoing, prior to June 1, 2005, the Company may redeem from time to time up to 35% of the aggregate principal amount of the Notes originally outstanding at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any to the redemption date, with the net proceeds of a public offering of common stock by the Company (or of Holding to the extent such net proceeds are contributed as

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a capital contribution in exchange for common stock of the Company); provided, that at least 65% of the aggregate principal amount of the Notes originally outstanding remain outstanding immediately after such redemption.

          Upon the occurrence of a Change of Control (the "Change of Control Date"), each Holder shall have the right, at such Holder's option, to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), plus accrued and unpaid interest, if any, to the date of repurchase.

          The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated May 17, 2002 among the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). The Registration Rights Agreement will provide that (i) if the Company fails to file an Exchange Offer Registration Statement with the Commission on or prior to the 90th day after the Closing Date, (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 150th day after the Closing Date, (iii) if the Exchange Offer is not consummated on or before the 30th calendar day after the Exchange Offer Registration Statement is declared effective, (iv) if obligated to file the Shelf Registration Statement and the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 90th day after such filing obligation arises, (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 150th day after the obligation to file a Shelf Registration Statement arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each, a "Registration Default"), the Company agrees to pay each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") such that interest shall accrue on the Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (the "Additional Interest Rate") for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of 2.0% per annum.

          In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant regular Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          All accrued Liquidated Damages shall be paid by the Company to Holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture defines an Event of Default as being: (a) a default in the payment of any installment of interest upon any of the Notes as and when the same becomes due and payable, and continuance of such default for a period of 30 days; (b) a default in the payment of all or any part of the principal of (or premium, if any, on), the Notes when and as the same become due and payable at maturity, redemption, by declaration or otherwise, including payment of the Change of Control Purchase Price (as defined in Section 309 of the Indenture) in accordance with the Indenture; (c) failure by the Company to duly observe, perform or comply with any material covenant or agreement contained in the Notes or in the Indenture which failure continues for a period of 60 days after written notice specifying such failure stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding;
(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law affecting creditors' rights now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Material Subsidiary or for any substantial part of the property of the Company or any Material Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Material Subsidiary, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (e) the Company or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law affecting creditors' rights now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Material Subsidiary or for any substantial part of the property of the Company or any Material Subsidiary, or the Company or any Material Subsidiary shall make any general assignment for the benefit of creditors; (f) (i) a default which extends beyond any stated period of grace applicable thereto, excluding any extension thereof, under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries, whether now existing or hereafter created, aggregating in principal amount in excess of $10,000,000 at any one time, if as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its final stated maturity, or (ii) failure to pay such Indebtedness, aggregating in principal amount in excess of $10,000,000 at any one time, at its final stated maturity; or (g) any representation or warranty of the Company in any Note Document with respect to any material portion of the Collateral shall have been untrue in any material respect when made, and the same is not able to be cured, or is not cured or waived within 60 days after written notice is given to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (h) any Note Document with respect to Collateral having a fair market value in excess of $1,500,000 shall be held to be unenforceable or invalid by a court of competent jurisdiction (and such holding remains undischarged or unstayed for a period of 30 days) or otherwise ceases to be in effect (except as otherwise permitted by the Indenture or the Note Documents), or the Company shall deny or disaffirm its obligations under any Note Document or the Notes, or the

Notes shall fail to be secured by any theretofore perfected security interest in the Collateral having a fair market value in excess of $1,500,000 (except as otherwise permitted by the Indenture or the Note Documents), which in each circumstance continues for a period of 60 days after written notice is given to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding, which breach has not been cured by any applicable cure period specified in the Note Documents; or (i) the rendering of final judgments not covered by insurance (which coverage shall be in full force and effect) for the payment of money in an amount equal to or greater than, in the case of any one such judgment $5,000,000, and, in the case of all such judgments $7,500,000, against the Company or any of its Restricted Subsidiaries by a court of competent jurisdiction which are not stayed, satisfied, vacated or discharged within 60 days after such judgments become final and nonappealable.

          If an Event of Default (other than an Event of Default with respect to the Company described in clause (d) of the preceding paragraph), shall occur and be continuing then, and in every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes, by notice in writing to the Company (and to the Trustee if given by Holders), may declare all of the principal of the Notes (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), together with accrued interest thereon to be due and payable immediately. If an Event of Default with respect to the Company specified in clause (d) above occurs, all principal of, premium applicable to, and accrued interest on, all then outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          No recourse for the payment of the principal of, or premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, controlling person of the Company or of a Subsidiary of the Company or of any successor Person of the Company or of a Subsidiary of the Company. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

          The Indenture and this Note shall be governed by, and construed in accordance with, the internal laws of the State of New York (without giving effect to the conflict of laws principles thereof). The Trustee, the Company, and (by their acceptance of the Notes) the Holders agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the Borough of Manhattan, in the City of New York, in any action or proceeding arising out of or relating to the Indenture of this Note.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Earle M. Jorgensen Company, 3050 East Birch Street, Brea, CA 92621, Attention: Chief Financial Officer.

          FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


(Please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.


                   [THE FOLLOWING PROVISION TO BE INCLUDED ON
                  ALL CERTIFICATES REPRESENTING INITIAL NOTES]


          In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or May 22, 2004; i.e., the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    Check One

     [_] this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

     [_] this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 213 and 214 of the Indenture shall have been satisfied.

Date:

                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in
                                          every particular, without alteration
                                          or any change whatsoever.


Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                          NOTICE:  To be executed by an
                                                   executive officer

           [THE FOLLOWING PROVISIONS SHALL APPLY TO ALL OF THE NOTES]
                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 309 or Section 413 of the Indenture, check the Box: 9

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 309 or Section 413 of the Indenture, state the amount (in original principal amount) below:

                             $__________________.



Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                            Regulation S Certificate

To:      The Bank of New York
         101 Barclay Street
         New York, New York 10286

         Attention:  Corporate Trust Division - Corporate Finance Unit

         Re:      Earle M. Jorgensen Company (the "Company")
                  9 3/4% Senior Secured Notes due 2012  (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $1,565,000 aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

                  1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

                  2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

                  3 Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

                  4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  5. If we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

                  You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [NAME OF SELLER]


By:_____________________________________
                                             Name:
                                             Title:
                                             Address:

Date of this Certificate:  ____________, 20__